EXHIBIT 1.2

EXECUTION COPY

Pricing Agreement

Goldman, Sachs & Co.,
Banc of America Securities LLC,
Morgan Stanley & Co. Incorporated,
Deutsche Bank Securities Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
SunTrust Capital Markets, Inc.,
As Representatives of the several
     Underwriters named in Schedule I hereto
          c/o Goldman, Sachs & Co.
                85 Broad Street
                     New York, New York 10004

May 1, 2003

Ladies and Gentlemen:

UnumProvident Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 1, 2003 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Shares specified in Schedule II hereto (the “Designated Shares” consisting of Firm Shares and any Optional Shares the Underwriters may elect to Purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Concurrently with the offering of the Designated Shares, the Company is offering, pursuant to the Pricing Agreement, dated as of May 1, 2003, by and among the Company and Goldman, Sachs & Co., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Units Underwriters”), (i) 20,000,000 8.25% Adjustable Conversion-Rate Equity Security Units, stated amount $25 (“Units”) (such Units, the “Firm Units”) and (ii) at the option of the Units Underwriters, up to 3,000,000 additional Units (the “Optional Units” and, together with the Firm Units, the “Designated Units”). The obligations of the Underwriters to purchase the Designated Shares shall be subject to the simultaneous closing of the offering of the Designated Units.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Shares set forth opposite the name of such Underwriter in Schedule I hereto, and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised, less the number of Designated Shares covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, UnumProvident Corporation
By:	/s/ F. DEAN COPELAND

Name: F. Dean Copeland
Title: Senior Executive Vice President, General Counsel, Chief Administrative Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Banc of America Securities LLC,
Morgan Stanley & Co. Incorporated,
Deutsche Bank Securities Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
SunTrust Capital Markets, Inc.,
       As Representatives of the Several Underwriters
       named in Schedule I hereto

By:	/s/ GOLDMAN, SACHS & CO.

(Goldman, Sachs & Co.)

SCHEDULE I

	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares to be Purchased

Goldman, Sachs & Co.	12,031,468	1,804,720
Banc of America Securities LLC	12,031,466	1,804,720
Morgan Stanley & Co. Incorporated	12,031,466	1,804,720
Deutsche Bank Securities Inc.	2,529,000	379,350
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,529,000	379,350
SunTrust Capital Markets, Inc.	2,529,000	379,350
Dowling & Partners Securities, LLC.	383,100	57,465
Fox-Pitt, Kelton Inc.	383,100	57,465
J.P. Morgan Securities Inc.	383,100	57,465
Keefe, Bruyette & Woods, Inc.	383,100	57,465
Sandler O’Neill & Partners, L.P.	383,100	57,465
UBS Warburg LLC	383,100	57,465
Total	45,980,000	6,897,000

SCHEDULE II

Number of Shares:

Number of Firm Shares: 45,980,000
Maximum Number of Optional Shares: 6,897,000

Purchase Price Per Share to the Public:

$10.8750

Purchase Price Per Share to the Underwriters:

$10.3590

Underwriters’ Commission:

$0.5160 per Share

Specified Funds for Payment of Purchase Price:

Same-Day funds

Time of Delivery:

9:30 A.M., New York City time, on May 7, 2003 (which is three business days after the date of the Pricing Agreement relating to the Shares, which date may be delayed by agreement among the Representatives and the Company (as defined therein))

Form at Time of Delivery:

Book-entry only

Closing Location:

Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004

Delayed Delivery:

None

Names and Addresses of Representatives:

Designated Representatives:	Goldman, Sachs & Co. Banc of America Securities LLC Morgan Stanley & Co. Incorporated Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated SunTrust Capital Markets, Inc.

Address for Notices, etc.:	Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

SCHEDULE III

List of Persons Executing Lock-up Agreements

William L. Armstrong
Ronald E. Goldsberry
Hugh O. Maclellan, Jr.
A.S. (Pat) MacMillan, Jr.
Cynthia A Montgomery
C. William Pollard
Lawrence R. Pugh
Lois Dickson Rice
John W. Rowe
Jon S. Fossel
Thomas R. Watjen
F. Dean Copeland
Robert O. Best
Joseph R. Foley
Ralph W. Mohney
George A. Shell
Robert C. Greving
The Maclellan Foundation, Inc.